UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

GLASSESOFF INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 126

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2014, GlassesOff Inc., a Nevada corporation (the “Company”), entered into a standby equity distribution agreement (the “SEDA”) with YA Global Master SPV Ltd., a Cayman Islands exempt limited partnership (the “Investor”), pursuant to which the Company may, at its election and in its sole discretion, issue and sell to the Investor, from time to time as provided in the SEDA, and the Investor has agreed to purchase up to $15,000,000 of the Company’s common stock, par value $0.001 per share (“Common Stock” and the Common Stock issuable under the SEDA, the “Equity Line Shares”). The Company’s offer and sale of the Equity Line Shares to the Investor is made in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

In accordance with the terms, and subject to the conditions, of the SEDA, the Company may elect from time to time, in its sole discretion, to sell to the Investor (each, an “Advance”) Equity Line Shares at a per share price equal to 98.5% of the lowest daily volume weighted average price of the Common Stock as quoted by Bloomberg, L.P. (the “Market Price”) during the five consecutive trading days commencing immediately subsequent to the date on which the Company delivers to the Investor a notice of the Company’s election to effect an Advance (each, an “Advance Notice”). In no event will the Market Price be less than 85% of the daily volume weighted average price of the Common Stock on the trading day immediately preceding the date of the Advance Notice. The amount of each Advance may not exceed the lesser of (x) $500,000 or (y) the Daily Value Traded (as defined in the SEDA) for the five consecutive trading days immediately prior to the date of the applicable Advance Notice. Pursuant to the SEDA, the Investor is obligated to purchase the Equity Line Shares subject to certain conditions, including, among others, the Company’s filing of a registration statement with the United States Securities and Exchange Commission (the “SEC”) to register the resale by the Investor of the Equity Line Shares acquired pursuant to the SEDA (such registration statement, including the prospectus comprising a part thereof and all exhibits thereto, the “Registration Statement”) and the SEC declaring such Registration Statement effective.

Unless earlier terminated in accordance with its terms, the SEDA will terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date of the SEDA, and (ii) the date on which the Investor shall have purchased Equity Line Shares in the aggregate amount of $15,000,000.

Pursuant to the terms of the SEDA, the Company agreed to pay to the Investor or its designee a structuring and due diligence fee in an amount equal to $3,000 and a commitment fee in an aggregate amount of up to $450,000, which is payable either in cash or shares of Common Stock. The first $150,000 of the commitment fee became payable upon execution of the SEDA, and the Company issued to the Investor’s designee an aggregate of 103,301 shares of Common Stock in satisfaction thereof.

The foregoing description of the SEDA is only a summary and is qualified in its entirety by reference to the full text of the SEDA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Standby Equity Distribution Agreement, dated July 1, 2014, by and between the Company and YA Global Master SPV Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSESOFF INC.

Date: July 3, 2014	By:	/s/ Nimrod Madar
		Name:	Nimrod Madar
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Standby Equity Distribution Agreement, dated July 1, 2014, by and between the Company and YA Global Master SPV Ltd.